                                                                    Exhibit 99.4



             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]


Board of Directors
Dal-Tile International Inc.
7835 Hawn Freeway
Dallas, Texas  75217

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Dal-Tile International Inc. ("Dal-Tile") as Annex E to the Joint Proxy Statement/Prospectus of Dal-Tile and Mohawk Industries, Inc. ("Mohawk") included in the Registration Statement on Form S-4 of Mohawk relating to the proposed merger transaction involving Dal-Tile and Mohawk and reference thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Recommendation of the Boards of Directors and Opinions of Financial Advisors -- Opinion of Dal-Tile's Financial Advisor" and "THE MERGER -- Opinion of Dal-Tile's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    /s/ Credit Suisse First Boston Corporation
                                   ---------------------------------------------
                                    CREDIT SUISSE FIRST BOSTON CORPORATION





December 7, 2001